PROXY

FARMER BROS. CO. ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 30, 1998 This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints ROY F. FARMER, GUENTER W. BERGER and LEWIS A. COFFMAN, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Farmer Bros. Co. held of record by the undersigned, at the annual meeting of shareholders to be held on November 30, 1998, and any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE BELOW PERSONS AND PROPOSALS.

     You are requested to date and sign this proxy and return it in the enclosed envelope. This proxy will not be used if you attend the meeting and vote in person.

SHARES OF COMMON STOCK

NOTE: Please date this Proxy and sign it exactly as your name or names appear hereon, and return promptly in the enclosed envelope. Executors, administrators, trustees, etc., should so indicate when signing. If the signature is for a corporation, please sign full corporate name by authorized officer. If shares are registered in more than one name, all holders must sign.

(Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR items 1, 2 and 3.

                                                     FOR    AGAINST
ABSTAIN
                                      WITHHELD      0        0         0
Item 1-ELECTION OF DIRECTORS   FOR    FOR ALL    Item 2-APPOINTMENT OF
       Nominees:                0        0              ERNST & YOUNG LLP
       Roy F. Farmer                                    as the independent
       Roy E. Farmer                                    public accountants.
       Guenter W. Berger
       Lewis A. Coffman                          Item 3-In their discretion,
       Catherine E. Crowe                               the proxies
       John M. Anglin                                   are authorized to
                                                        vote upon other
                                                        such business as may
                                                        properly come before
                                                        the meeting.

WITHHELD FOR:  (Write that nominee's name on the space provided below).

Signature(s) ______________________  Date ___________________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Farmer Bros.  Co.
20333 SOUTH NORMANDIE AVENUE
TORRANCE, CALIFORNIA 90502


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held November 30, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmer Bros. Co. will be held at the main office of the Company located at 20333 South Normandie Ave., Torrance, California, on Monday, November 30, 1998, at 10:00 o'clock a.m., Los Angeles time, for considering and acting upon the following:

1. The election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify;

2. Approval of the appointment of Ernst & Young LLP as the independent public accountants of Farmer Bros. Co. for the year ending June 30, 1999; and

3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

Only holders of common stock of record at the close of business on October 16, 1998, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     MANAGEMENT HOPES YOU WILL ATTEND THE MEETING, BUT IF YOU CANNOT BE THERE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.


                                     DAVID W. UHLEY
                                     Secretary







             NOTICE: THE PROXY STATEMENT MAILED ON OR ABOUT OCTOBER 30, 1998 CONTAINED SEVERAL ERRORS. AN AMENDED PROXY STATEMENT FOLLOWS. PLEASE USE THE PROXY CARD INCLUDED IN THE FIRST MAILING. THE COMPANY REGRETS ANY INCONVENIENCE THIS MAY HAVE CAUSED.








Torrance, California
November 9, 1998

Farmer Bros.  Co.
20333 SOUTH NORMANDIE AVENUE
TORRANCE, CALIFORNIA 90502




AMENDED PROXY STATEMENT

     This amended proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies from holders of common stock of Farmer Bros. Co. (hereinafter called the "Company") for the Annual Meeting of Shareholders of the Company to be held at 20333 South Normandie Avenue, Torrance, California, on Monday, November 30, 1998, at 10:00 o'clock a.m., and for any adjournment thereof.

     The cost of soliciting proxies by the Board of Directors will be borne by the Company. Such solicitation will be made primarily by mail. In addition, certain directors, officers or regular employees of the Company may solicit proxies by telephone or other device or in person.

     The mailing of proxy materials will commence on or about October 30, 1998. The Company will request known nominees to forward proxy materials to the beneficial owners of the Company's shares.

     On the October 16, 1998 record date, the Company had outstanding 1,926,414 shares of common stock. The Company has no other class of securities outstanding. Only holders of shares of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, and each such holder present or represented at the meeting will be entitled to one vote for each share of common stock held. In electing directors a shareholder may not cumulate his or her vote. Shareholders are entitled to only one vote per share with the six nominees receiving the highest number of votes being elected.

     Shares of common stock represented by proxies received will be voted: (1) unless authority is withheld, for the election of the nominees listed on page 5 as directors; and (2) unless otherwise specified, for approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for the ensuing year. In the event that one or more of said nominees should become unavailable to serve as a director for any reason, the proxy holders will vote the shares for such other person, if any, as shall be designated by the Board of Directors.

     Any proxy delivered in the form enclosed may be revoked by the person executing it at any time prior to the voting thereof

OWNERSHIP OF COMMON STOCK

Principal Shareholders

     The following are all persons known to management who own beneficially more than 5% of the Company's common stock (as of October 16, 1998):

                                   Amount and Nature          Percent
     Name and Address of            of Beneficial                of
     Beneficial Owner              Ownership (1)               Class

     Roy F. Farmer                  833,162 shares (2)          43.25%
     c/o Farmer Bros. Co.
     20333 South Normandie Ave.
     Torrance, California 90502

     Catherine E. Crowe             203,430 shares (3)(4)       10.56%
     c/o Farmer Bros. Co.
     20333 South Normandie Ave.
     Torrance, California 90502

     According to a Schedule 13G filing with the Securities and Exchange Commission dated January 16, 1998, filed by Franklin Resources, Inc., Franklin Resources, Inc. at that date owned beneficially 164,988 shares (8.6%). Franklin Resources, Inc. is reported to have sole voting and investment power over these shares.

     According to a Schedule 13G filing with the Securities and Exchange Commission dated March 6, 1997, filed by Everett Harris & Co. at that date owned beneficially 141,990 shares (7.37%). Everett Harris is reported to have investment power over these shares. No subsequent filing or amendment has been received by the Company.
__________________________

(1)  Sole voting and investment power.

(2) Includes 171,041 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust and 662,121 shares held by various trusts of which Mr. Farmer is sole trustee. Mr. Farmer disclaims beneficial ownership of said trust shares. Excludes 1,849 shares owned by his wife in which Mr. Farmer disclaims any beneficial interest, and excludes shares held by a family trust of which Mr. Farmer formerly was trustee and which shares formerly were reported by Mr. Farmer.

(3) Excludes 9,900 shares held by trusts for Mrs. Crowe's benefit. Mr. Farmer is sole trustee of said trusts and said shares are included in his reported holdings.

(4) During the Company's fiscal year 1995, a loan in the amount of $739,500 was made to Steven Crowe, son of Catherine Crowe, a director of the Company. The loan was made for the purpose of enabling him to purchase a residence. The loan is collateralized by a deed of trust against the residence and a pledge of 2,400 shares of Farmer Bros. Co. stock held in trust for Steven Crowe. The Company receives interest at a competitive rate of 8.75% per annum. As of October 16, 1998, a total of $724,448 remains outstanding.

Management Shareholdings

     The following sets forth the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group:

                                  Number of Shares            Percent
                                   and Nature of                of
     Name                     Beneficial Ownership (1)         Class

     Roy F. Farmer       (See "Principal Shareholders," supra)
     Guenter W. Berger                 212 (2)                    *
     Lewis A. Coffman                   15 (3)                    *
     Catherine E. Crowe  (See "Principal Shareholders," supra)
     Roy E. Farmer                  36,611 (4)                   1.90%
     John M. Anglin                    None                       -
     Kenneth R. Carson                  89                        *
     John E. Simmons                   150                        *
     All directors and
     executive officers
     as a group (9 persons)      1,073,669                      55.73%
___________________________

(1) Sole voting and investment power unless indicated otherwise in following footnotes.

(2) Held in trust with voting and investment power shared by Mr. Berger and his wife.

(3)  Voting and investment power shared by Mr. Coffman and his wife.

(4) Includes 2,400 shares owned outright by Mr. Farmer and 34,211 shares held by various trusts of which Mr. Farmer is sole trustee.

*less than 1%.

PROPOSAL ONE:


ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each to serve for the ensuing year and until his or her successor is elected and qualify. All of the nominees are presently directors of the Company. All of the present directors were elected to their current term by the shareholders. All of the nominees have consented to be named and have indicated their intent to serve if elected. None of the nominees is a director of any other publicly-held company. The names of the nominees for election as directors are set forth below, and the following information is furnished with respect to them:

                                Served as
                               a Director
                              Continuously
Name                    Age      Since          Principal Occupation

Roy F. Farmer (1)       82       1951         Chairman and Chief Executive
                                              Officer, Farmer Bros. Co.

Roy E. Farmer (1)       46       1993         President and Chief Operating
                                              Officer, Farmer Bros. Co.

Guenter W. Berger       61       1980         Vice President-Production,
                                              Farmer Bros. Co.

Lewis A. Coffman        79       1983         Retired (formerly Vice
                                              President-Sales,
                                              Farmer Bros. Co.)

Catherine E. Crowe (1)  80       1981         Private Investor

John M. Anglin (2)      51       1985         Partner in Law Firm
                                              of Walker, Wright, Tyler & Ward,
                                              Los Angeles
____________________________

(1) Roy F. Farmer is the father of Roy E. Farmer. Roy F. Farmer and Catherine E. Crowe are siblings.

(2)  Walker, Wright, Tyler & Ward provides legal services to the company.

PROPOSAL TWO:

APPROVAL OF PUBLIC ACCOUNTANTS

     Subject to the approval of the shareholders, the firm of Ernst & Young LLP has been appointed by the Board as the Company's independent public accountants for the year ending June 30, 1999, subject to the Board's right to change firms should it deem such a change to be in the best interests of the Company. Ernst & Young LLP was retained in 1997 as the Company's independent public accountants. It has no direct financial interest or any material indirect financial interest in the Company or its subsidiary.
During the past three years, it has had no connection with the Company or its subsidiary in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires to do so.


Recommendation

     The Board of Directors recommends a vote "FOR" approval of the appointment of Ernst & Young LLP.

OTHER MATTERS

Voting Requirements

     Under the California General Corporation Law and the Company's Bylaws, the nominees receiving the highest number of votes will be elected as directors of the Company; and the approval of the public accountants requires the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A quorum consisting of a majority of the outstanding shares of common stock must be present at the meeting in person or by proxy to transact business. Votes will be counted by those persons appointed to act as inspectors of the election. Abstentions and broker non-votes will not be counted as voted either "for" or "against" any matter but will be counted in determining whether a quorum exists.

Director and Committee Meetings

     The Board of Directors met four times during fiscal 1998. No director receives fees or expense reimbursements for his or her attendance at the meetings, except Mr. Anglin who was paid an hourly fee of $265 for each meeting attended.

     Messrs. Anglin and Coffman and Mrs. Crowe constitute the Audit Committee and also constitute the Compensation Committee. The Audit Committee met once in fiscal 1998. The newly-created Compensation Committee held its initial meeting shortly after the end of fiscal 1998. The functions of the Audit Committee are to recommend to the Board of Directors the independent public accountants to be retained by the Company annually, to meet with such accountants to discuss the results of the audit and the accountants' recommendations concerning accounting and related functions, and to discuss those recommendations with the Board of Directors. The Compensation Committee makes all determinations with respect to executive compensation and administers the Company's Incentive Compensation Plan.

Summary Compensation Table

     The following table sets forth all remuneration paid to the Chief Executive Officer and the four other most highly compensated officers whose total compensation during the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiary.

                                 Annual
Name and Principal   Fiscal   Compensation (1)  Other Annual     All Other
   Position           Year   Salary    Bonus    Compensation   Compensation(2)

ROY F. FARMER         1998   $ ----    $ ----    $ 997,856 (3)     $3,800
President and C.E.O.  1997   $ ----    $ ----        (4)           $3,488
1993; Chairman        1996   $ ----    $ ----        (4)           $3,213
and C.E.O. 1994-1998

ROY E. FARMER         1998   $233,400  $ ----    $ ----            $  267
Vice President 1993;  1997   $223,800  $ ----    $ ----            $  217
President and C.O.O.  1996   $214,406  $ ----    $ ----            $  177
1994-1998

GUENTER W. BERGER     1998   $198,600  $ ----    $ ----            $  420
Vice President,       1997   $190,200  $ ----    $ ----            $  375
Production            1996   $182,303  $ ----    $ ----            $  335

KENNETH R. CARSON     1998   $174,600  $ ----    $ ----            $  281
Vice President, Sales 1997   $167,400  $ ----    $ ----            $  256
                      1996   $160,499  $ ----    $ ----            $  236

JOHN E. SIMMONS       1998   $158,400  $ ----    $ ----            $  140
Treasurer             1997   $151,200  $ ----    $ ----            $  128
                      1996   $144,756  $ ----    $ ----            $  117

(1) The Company has an Incentive Compensation Plan under which current or deferred bonuses may be granted to key management employees. The size of the award is keyed to profit levels and the amount of previous awards. No awards have been made since 1987. The Company has no other long term incentive compensation plan, no stock option plan and no stock appreciation rights plan or similar plan.

(2) The amount shown represents the dollar value of the benefit to the executive officer for the years shown under the Company's executive life insurance plan.

(3) Includes a payment by the Company of a $688,634 premium on a life insurance policy insuring Mr. Farmer's life and benefitting Mr. Farmer's family exclusively and cash payments totaling $309,222 to Mr. Farmer for income taxes. Excludes an unsecured loan made to Mr. Farmer in September, 1998 in the principal amount of $252,472 to assist him in paying income taxes on the foregoing amounts. The loan is payable on demand and bears interest at the rate of 8% per annum. As of October 16, 1998, the entire initial principal balance remains outstanding.

(4) The Company paid premiums on two split-dollar insurance policies, one insuring the life of Mr. Farmer and the other insuring the joint lives of Mr. Farmer and his wife. A trust for the benefit of Mr. Farmer's family is the owner and beneficiary of these policies, subject to an assignment to the Company of a collateral interest in the policies designed to refund to the Company the aggregate premiums paid by it ($612,833 in fiscal 1996 and $606,066 in fiscal 1997). Because of the collateral assignment, no part of the cash value accrued to Mr. Farmer or his trust. In addition, cash amounts of $150,853 and $131,725 related to these policies were paid to Mr. Farmer in fiscal 1997 and 1996 respectively.

Employment Agreement

     The employment contract between the Company and Roy F. Farmer, Chairman and Chief Executive Officer of the Company, expired on January 31, 1998. The Compensation Committee is presently considering a new compensation package for Mr. Farmer, and Ernst & Young LLP has been retained as consultant to provide the Compensation Committee with additional relevant information.

 Retirement Plan

     The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 62 to persons at various average compensation levels and years of credited service based on a straight life annuity. The Retirement Plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees' first five years of service and are not withdrawn. After five years of participation in the plan, employees make no further contributions. Benefits under a predecessor plan are included in the following figures. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $120,000 or the average of the employee's highest three years of compensation.

Annualized Pension Compensation
for Highest 60 Consecutive Months
in Last Ten Years of Employment           Credited Years of Service

                                15        20        25          30       35
     $100,000                $22,500   $30,000   $37,500   $  45,000 $ 52,500
      125,000                $28,125   $37,500   $46,875   $  56,250 $ 65,625
      150,000                $33,750   $45,000   $56,250   $  67,500 $ 78,750
      175,000                $39,375   $52,500   $65,625   $  78,750 $ 91,875
      200,000                $45,000   $60,000   $75,000   $  90,000 $105,000
      225,000                $50,625   $67,500   $84,375   $ 101,250 $118,125
      250,000                $56,250   $75,000   $93,750   $ 112,500 $120,000

Note: Table does not reflect Internal Revenue Code Section 401(a)(17) restrictions that might limit benefits in the future.

     The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under "Annual Compensation" in the Summary Compensation Table less certain allowance items (none in 1998).

     Credited years of service through December 31, 1997 were as follows:
Guenter W. Berger - 33 years; Roy E. Farmer - 21 years; Kenneth R. Carson - 32 years; John E. Simmons - 16 years. After 37 years of credited service, Roy F. Farmer began receiving maximum benefits during fiscal 1988.

     The above straight life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors of the Company has a newly-created Compensation Committee consisting of Messrs. John M. Anglin, a director, and Lewis A. Coffman, a director and retired executive officer of the Company, and Mrs. Catherine E. Crowe, a director, principal shareholder (see "Principal Shareholders," supra) and sibling of Mr. Roy F. Farmer, the Chairman and Chief Executive Officer of the Company.

Report of Compensation Committee on Executive Compensation

     The Board of Directors created a Compensation Committee comprised of Mr. Coffman, Mr. Anglin and Mrs. Crowe at its regular May 28, 1998 meeting and empowered the Compensation Committee to make all determinations with respect to executive compensation. The Compensation Committee made the determination with respect to compensation paid to the Company's Chief Executive Officer, Roy F. Farmer, for fiscal 1998. Mrs. Crowe, Mr. Farmer's sister, abstained from the determinations with respect to Mr. Farmer's compensation.

     While the compensation paid to Mr. Farmer for fiscal 1998 was not computed under a performance formula, the Compensation Committee took into consideration the Company's record earnings for that year. The Compensation Committee also considered the relative amounts of compensation being paid to chief executive officers of other publicly-held companies in the same industry group. The Compensation Committee also believes that Mr. Farmer's significant shareholdings in the Company (see "Ownership of Common Stock," supra) provide substantial incentive to Mr. Farmer with respect to his efforts as Chief Executive Officer.

     The Compensation Committee has set the salaries of other executive officers of the Company for fiscal 1999. In so doing, it acted consistently with the policies applied by the Board of Directors in fiscal 1998 and prior years, namely that compensation for executive officers other than the Chief Executive Officer is primarily in the form of salary with salary adjustments made annually by reference primarily to each executive officer's job performance during the preceding year, the Company's profitability and cost of living changes.

(The foregoing report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless the Company specifically incorporates this report by reference. This report shall not otherwise be deemed soliciting material or be deemed filed under such Acts.)

     Lewis A. Coffman
     Catherine E. Crowe
     John M. Anglin

Performance Graph



Comparison of Five-Year Cumulative Total Return*
Farmer Brothers Co., Russell 2000 Index And Value Line Food Processing Index (Performance Results Through 6/30/98)


                        GRAPH



                       1993    1994    1995    1996    1997    1998

Farmer Brothers Co.  100.00   82.59   83.61   95.76   89.61  171.86

Russell 2000 Index   100.00  104.40  125.15  154.97  180.27  209.35

Food Processing      100.00  102.16  128.66  152.41  225.95  304.91

Assumes $100 invested at the close of trading 6/30/93 in Farmer Brothers Co. common stock, Russell 2000 Index, and Food Processing Index.







*Cumulative total return assumes reinvestment of dividends.


Source:  Value Line, Inc.


Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

 The Value Line Food Processing Small Cap Index used in prior years is no longer published. The new index, the Value Line Food Processing Index, includes 80% of the companies comprising the previous index. In addition it includes a number of companies with a substantially larger market capitalization than the Company.

CLOSING DATE FOR PROPOSALS BY SHAREHOLDERS

     Shareholders who wish to present proposals at the 1999 Annual Meeting must submit those proposals in writing to the Secretary of the Company no later than July 1, 1999.

Compliance with Section 16(a) of the Exchange Act

     Based on a review of filing received by it and a representation from Company officers and directors, the Company believes that all filing requirements applicable to Company officers and directors were met for fiscal 1998.

Other Business

     Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.


     By Order of the Board of Directors
     David W. Uhley
     Secretary



November 9, 1998